UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2023

TAKE-TWO INTERACTIVE SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34003	51-0350842
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 West 44th Street, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 536-2842

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	TTWO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On June 2, 2023, Take-Two Interactive Software, Inc. (the “Company”) issued a press release announcing the early tender results for the previously announced cash tender offer (the “Tender Offer”) to purchase up to $500,000,000 aggregate principal amount of its 3.300% Senior Notes due 2024 (the “Notes”) and that it has amended the Tender Offer by increasing the maximum aggregate principal amount of Notes that may be purchased in the Tender Offer to $650,000,000 (the “Tender Cap”). The terms and conditions of the Tender Offer are set forth in the offer to purchase, dated May 18, 2023 (the “Offer to Purchase”).

As of 5:00 p.m., New York City time, on June 1, 2023 (the “Early Tender Deadline”), $676,243,000 aggregate principal amount of the Notes had been validly tendered and not validly withdrawn in the Tender Offer. The purchase of all of the Notes validly tendered and not validly withdrawn in the Tender Offer would cause the Company to purchase Notes with an aggregate principal amount in excess of the Tender Cap. Accordingly, the Notes will be purchased on a pro rata basis up to the Tender Cap in the manner described in the Offer to Purchase. Since the Tender Offer was fully subscribed as of the Early Tender Deadline, the Company will not accept for purchase any Notes validly tendered after the Early Tender Deadline. The Tender Offer will expire at 5:00 p.m., New York City time, on June 16, 2023, unless extended or earlier terminated.

On June 2, 2023, the Company also issued a press release announcing the pricing of the Tender Offer and the Company’s acceptance of the Notes validly tendered and not validly withdrawn at or prior to the Early Tender Deadline on a pro rata basis up to the Tender Cap in the manner described in the Offer to Purchase.

Copies of the press releases announcing early tender results and pricing are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated in this Item 8.01 by reference.

The information contained in this Current Report on Form 8-K, and any announcements related to the Tender Offer, shall not constitute an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Forward-Looking Statements

Statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the outlook for the Company’s future business and financial performance. Such forward-looking statements are based on the current beliefs of our management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: risks relating to our combination with Zynga; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect that measures taken to mitigate the COVID-19 pandemic have on our operations, including our ability to timely deliver our titles and other products, and on the operations of our counterparties, including retailers and distributors; the effects of the COVID-19 pandemic on both consumer demand and the discretionary spending patterns of our customers as the situation with the pandemic continues to evolve; the risks of conducting business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks, including on our short-term investment portfolio; the impact of inflation; volatility in foreign currency exchange rates; our dependence on key management and product development personnel; our dependence on our NBA 2K and Grand Theft Auto products and our ability to develop other hit titles; our ability to leverage opportunities on PlayStation®5 and Xbox Series X|S; the timely release and significant market acceptance of our games; the ability to maintain acceptable pricing levels on our games; and risks associated with international operations.

Other important factors and information are contained in the Company’s most recent Annual Report on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” and the Company’s other periodic filings with the SEC, which can be accessed at www.take2games.com. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

99.1	Early tender results press release issued June 2, 2023.

99.2	Pricing press release issued June 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By:	/s/ Matthew Breitman
Name:	Matthew Breitman
Title:	Senior Vice President, General Counsel Americas & Corporate Secretary

Date: June 2, 2023

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